AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 17, 1998
                                               Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              ---------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                             ACXIOM CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


       DELAWARE                                     71-0581897
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

                          301 INDUSTRIAL BOULEVARD
                           CONWAY, ARKANSAS 72033
        (Address of Principal Executive Offices including Zip Code)

             MAY & SPEH, INC. 1994 EXECUTIVE STOCK OPTION PLAN
            MAY & SPEH, INC. 1995 KEY EMPLOYEE STOCK OPTION PLAN
                         (Full Title of the Plans)

                             CHARLES D. MORGAN
                                 PRESIDENT
                             ACXIOM CORPORATION
                               P.O. BOX 2000
                          301 INDUSTRIAL BOULEVARD
                           CONWAY, ARKANSAS 72033
                  (Name and Address of Agent for Service)
                               (501) 336-1000
                     (Telephone Number, including Area
                        Code, of Agent for Service)

                      Copies of all Correspondence to:

                          J. Michael Schell, Esq.
                 Skadden, Arps, Slate, Meagher & Flom, LLP
                              919 Third Avenue
                          New York, New York 10022
                               (212) 735-3000



                      CALCULATION OF REGISTRATION FEE


                                          Proposed      Proposed
                                           Maximum        Maximum
                            Amount         Offering      Aggregate        Amount Of
Title of Securities          to be          Price        Offering         Registration
to be Registered          Registered(1)   per Share      Price(2)         Fee
----------------         -------------    ---------     ----------        ------------

Common Stock, par
value $.10
per share                  3,982,003          N/A        $81,382,187      $16,277



--------------------

(1) Represents the number of shares issuable upon the exercise of outstanding stock options under the Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c), based on the product of (a) $20.4375 (the average of the high and low prices of the common stock, par value $.10 per share, of Acxiom Corporation (the "Acxiom Common Stock") on September 11, 1998 on the NASDAQ) and (b) 3,982,003 (the number of shares of Acxiom Common Stock issuable upon the exercise of outstanding options to purchase Acxiom Common Stock).



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               All documents subsequently filed by the registrant, Acxiom Corporation, a Delaware corporation ("Acxiom" or the "Company"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               The following documents filed with the Securities and Exchange Commission (the "Commission"), by the Company, pursuant to the Exchange Act, or the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this registration statement.

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, as amended by the Annual Report on Form 10-K/A dated July 29,1998.

               (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 dated August 14, 1998.

               (3) The Company's Current Report on Form 8-K dated June 4,
1998.

               (4) The description of Acxiom Capital Stock contained in the Registration Statement on Form 8-A of CCX Network, Inc. (now known as Acxiom) dated February 4, 1985, and any amendments or updates filed thereto.

               (5) The description of Acxiom Preferred Stock Purchase Rights contained in the Registration Statement on form 8-A dated January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Exculpation. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

        The charter of Acxiom ("Acxiom Charter") provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

        Indemnification. Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by the DGCL.

        Insurance. Acxiom has in effect directors' and officers' liability insurance with a limit of $20 million and fiduciary liability insurance with a limit of $10 million. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS

        The following exhibits are filed as part of this registration statement or incorporated by reference herein.

Exhibit
Number                Description

5 Opinion of Catherine L. Hughes, General Counsel of the Company, regarding the legality of the securities being registered (filed herewith).

23 Consent of Catherine L. Hughes, Esq. (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

24 Powers of Attorney (set forth on signature page of this Registration Statement).

ITEM 9. REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

                      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by
        Section 10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                              (2) That, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on September 17, 1998.


                                         ACXIOM CORPORATION


                                         By:   /s/ Charles D. Morgan
                                               ___________________________
                                               Charles D. Morgan
                                               Chairman of the Board of
                                               Directors and Company Leader



                             POWER OF ATTORNEY


        Each person whose signature appears below hereby constitutes and appoints Catherine L. Hughes as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


      SIGNATURE                         TITLE                  DATE


                                Chairman of the Board    September 17, 1998
                                and Company Leader
/s/ Charles D. Morgan           (principal executive
-----------------------------   officer)
(Charles D. Morgan)


                                Financial Leader         September 17, 1998
                                (principal financial
/s/ Robert S. Bloom             officer and principal
---------------------------     accounting officer)
(Robert S. Bloom)


/s/ Ann H. Die                  Director                 September 17, 1998
-----------------------------
(Dr. Ann H. Die)


/s/ William T. Dillard II       Director                 September 17, 1998
-----------------------------
(William T. Dillard II)


/s/ Harry C. Gambill            Director                 September 17, 1998
-----------------------------
(Harry C. Gambill)


/s/ Rodger S. Kline             Director                 September 17, 1998
-----------------------------
(Rodger S. Kline)


/s/ Robert A. Pritzker          Director                 September 17, 1998
-----------------------------
(Robert A. Pritzker)


/s/ James T. Womble             Director                 September 17, 1998
-----------------------------
(James T. Womble)




                               EXHIBIT INDEX


Exhibit
Number                Description

5 Opinion of Catherine L. Hughes, General Counsel of the Company, regarding the legality of the securities being registered (filed herewith).

23 Consent of Catherine L. Hughes, Esq. (included in the opinion filed as Exhibit 5 to this Registration Statement and incorporated herein by reference).

24 Powers of Attorney (set forth on signature page of this Registration Statement).